      As filed with the Securities and Exchange Commission on May 18, 2000

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 NEW FOCUS, INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                                       33-0404910
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                                2630 Walsh Avenue
                       Santa Clara, California 95051-0905
                    (Address of Principal Executive Offices)

                                ---------------

                        1990 INCENTIVE STOCK OPTION PLAN
                                1998 STOCK PLAN
                                1999 STOCK PLAN
                                2000 STOCK PLAN
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                           2000 DIRECTOR OPTION PLAN
                           (Full title of the plans)

                                ---------------

                               Kenneth E. Westrick
                      President and Chief Executive Officer
                                 NEW FOCUS, INC.
                                2630 Walsh Avenue
                       Santa Clara, California 95051-0905
                     (Name and address of agent for service)
                                 (408) 980-8088
          (Telephone number, including area code, of agent for service)

                                ---------------

                                    Copy to:
                                Judith M. O'Brien
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304
                            Telephone: (650) 493-9300


================================================================================

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                    AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM
           TITLE SECURITIES TO                      TO BE              OFFERING PRICE       AGGREGATE OFFERING       AMOUNT OF
              BE REGISTERED                       REGISTERED            PER SHARE (1)             PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Options and underlying Common Stock issued
under the 1990 Incentive Stock Option Plan(1)      2,352,145                 $ 0.30            $   705,644              $   186.29

Options and underlying Common Stock issued
under the 1998 Stock Plan(1)                         746,435                 $ 9.98            $ 7,449,421              $ 1,966.65

Options and underlying Common Stock issued
under the 1999 Stock Plan(1)                       2,289,709                 $ 3.13            $ 7,166,789              $ 1,892.03

Common Stock to be issued under the 2000
Stock Plan(2)                                      1,888,145                 $20.00            $37,762,900              $ 9,969.41

Common Stock to be issued under the 2000
Employee Stock Purchase Plan(3)                    1,000,000                 $17.00            $17,000,000              $ 4,488.00

Common Stock to be issued under the 2000
Director Option Plan(2)                              200,000                 $20.00            $ 4,000,000              $ 1,056.00
                                                                                               -----------              ----------
                                    TOTAL:                                                     $74,084,754              $19,558.38

---------------

(1) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the weighted average exercise price per share covering authorized and outstanding options and underlying Common Stock under the 1990 Incentive Stock Option Plan, the 1998 Stock Plan and the 1999 Stock Plan.

(2) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the initial public offering price of the Common Stock.

(3) Estimated in accordance with Rule 457(h) promulgated under the Securities Act, as amended, solely for the purpose of calculating the amount of the registration fee based upon 85% of the initial public offering price of the Common Stock (the price at which Common Stock may be sold to employees pursuant to terms of this plan).

                                 NEW FOCUS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
        ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The Company's Prospectus filed May 18, 2000 pursuant to Rule 424(B)(4) of the Securities Act of 1933, as amended (the "Securities Act") relating to the Company's initial public offering of its Common Stock.

     2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 6, 2000, filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and any further amendment or report filed hereafter for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.
        -------------------------

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
        --------------------------------------

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        -----------------------------------------

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful". With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     Article X of the Company's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Company's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Company if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Company has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.
        --------

    EXHIBIT
     NUMBER                           DESCRIPTION
    -------                           -----------
      4.1*        2000 Stock Plan
      4.2*        2000 Employee Stock Purchase Plan
      4.3*        2000 Director Option Plan
      4.4         1990 Incentive Stock Option Plan
      4.5         1998 Stock Plan
      4.6         1999 Stock Plan
      5.1         Opinion of counsel as to legality of securities being registered
      23.1        Consent of Independent Accountant
      23.2        Consent of counsel (contained in Exhibit 5.1)
      24.1        Power of Attorney (see page II-5)

________________________________
* Incorporated by reference to the Registration Statement on Form S-1, as amended (Commission File No. 333-31396), declared effective by the Securities and Exchange Commission on May 17, 2000.

ITEM 9. UNDERTAKINGS.
        ------------

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on May 17, 2000.

                                       NEW FOCUS, INC.



                                       By: /s/ KENNETH E. WESTRICK
                                          --------------------------------------
                                          Kenneth E. Westrick, President and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth E. Westrick and William Potts, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on May 17, 2000 by the following persons in the capacities indicated.

         SIGNATURE                                                     TITLE
         ---------                                                     -----
/s/ Kenneth E. Westrick                   Director, President and Chief Executive Officer
------------------------------            (Principal Executive Officer)
Kenneth E. Westrick

/s/ William L. Potts, Jr.                 Chief Financial Officer (Principal Financial and Accounting Officer)
------------------------------
William L. Potts, Jr.

                                          Director
------------------------------
Dr. David L. Lee

                                          Director
------------------------------
Dr. Milton Chang

/s/ John Dexheimer                        Director
------------------------------
John Dexheimer

/s/ Winston Fu                            Director
------------------------------
Dr. Winston Fu

/s/ R. Clark Harris                       Director
------------------------------
R. Clark Harris

/s/ Robert D. Pavey                       Director
------------------------------
Robert D. Pavey

/s/ Kenneth E. Westrick                   Director
------------------------------
Kenneth E. Westrick

                                INDEX TO EXHIBITS

    EXHIBIT
     NUMBER                           DESCRIPTION
    -------                           -----------
      4.1*        2000 Stock Plan
      4.2*        2000 Employee Stock Purchase Plan
      4.3*        2000 Director Option Plan
      4.4         1990 Incentive Stock Option Plan
      4.5         1998 Stock Plan
      4.6         1999 Stock Plan
      5.1         Opinion of counsel as to legality of securities being registered
      23.1        Consent of Independent Accountant
      23.2        Consent of counsel (contained in Exhibit 5.1)
      24.1        Power of Attorney (see page II-5)


----------------
* Incorporated by reference to the Registration Statement on Form S-1, as amended (Commission File No. 333-31396), declared effective by the Securities and Exchange Commission on May 17, 2000.